FORM OF INTERCOMPANY INDEMNIFICATION AGREEMENT

      This Intercompany Indemnification Agreement (this "Agreement") is made and entered into as of the __ day of ____________, 1999 by and between iTurf Inc., a Delaware corporation (the "Company"), and dELiA*s Inc., a Delaware corporation ("dELiA*s").


                     THE PARTIES HEREBY AGREE AS FOLLOWS:

                                1. Definitions

      1.1 "Dispute Period" means the period ending 30 days following receipt by an Indemnifying Party of a Claim Notice (as hereinafter defined).

      1.2 "Effective Date" means the date on which the initial public offering of iTurf Inc. is completed or such earlier date as the parties hereto agree in writing.

      1.3 "Indemnified Party" means any party seeking indemnity under this Agreement.

      1.4 "Indemnifying Party" means the party from whom indemnification is sought under this Agreement.

      1.5 "Loss" means any and all actual costs or expenses (including, without limitation, counsel's fees billed at standard hourly rates and expenses as and when incurred, in connection with any action, claim or proceeding relating thereto), judgments, amounts paid in settlement, fines, penalties, assessments and taxes. Notwithstanding the foregoing, Loss shall be reduced to reflect any insurance proceeds actually recovered by the Indemnified Party relating to such claim, provided that this reduction shall not be applied if to do so would excuse any insurer from any obligation to cover any loss. If the Indemnified Party receives insurance proceeds after it receives indemnity hereunder, then the Indemnified Party, within 10 days of receipt of such proceeds, shall pay to the Indemnifying Party the amount by which the Indemnifying Party's payment would have been reduced if the insurance proceeds had been received before the indemnity payments.

      1.6 "Newco" means iTurf Finance Company, Inc., the wholly-owned subsidiary of the Company.

      1.7 "Person" means any natural person, legal entity or other organized group of persons or entities.

      1.8 "Purchased Shares" means those shares of common stock of dELiA*s purchased by Newco in connection with the initial public offering of the Company.

      1.9 "Subsidiary" with respect to any Person means any corporation, partnership or other entity for which more than 50% of the voting securities are directly or indirectly owned by such Person, except that iTurf and its Subsidiaries shall not be deemed to be Subsidiaries of dELiA*s.

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      1.10 "Third Party Claim" means all claims, suits, actions, proceedings, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses as and when incurred asserted by a Person other than the Company or dELiA*s or any of their respective affiliates in respect of which an Indemnified Party might seek indemnity.

                              2. Indemnification

      2.1 Indemnification by the Company and dELiA*s.

            (a) The Company agrees to indemnify and hold dELiA*s and its officers, directors, employees, subsidiaries, affiliates and agents harmless against and in respect of any and all Losses and Third Party Claims arising out of or based upon (i) the negligence or willful misconduct of the Company or any of its Subsidiaries, (ii) any breach by the Company of any agreement between the parties hereto that is described in the Form S-1 (as defined below) as the same may be amended (iii) all liabilities of the parties and their respective subsidiaries (whenever arising, whether prior to, at or following the Effective
Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Effective Date of the business of the Company; and (iv) the failure by the Company or any of its Subsidiaries to pay, perform or otherwise promptly discharge any of its or its Subsidiaries' liabilities (whenever arising whether prior to, at or following the Effective
Date).

            (b) dELiA*s agrees to indemnify and hold the Company and its officers, directors, employees, subsidiaries, affiliates and agents harmless against and in respect of any and all Losses and Third Party Claims arising out of or based upon (i) the negligence or willful misconduct of dELiA*s or any of its Subsidiaries, (ii) any breach by dELiA*s of any agreement between the parties hereto that is described in the Form S-1 (as defined below) as the same may be amended (iii) all liabilities of the parties and their respective subsidiaries (whenever arising, whether prior to, at or following the Effective
Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Effective Date of the business of dELiA*s, other than the business of the Company; and (iv) the failure by dELiA*s or any of its Subsidiaries to pay, perform or otherwise promptly discharge any of its or its Subsidiaries' liabilities (whenever arising whether prior to, at or following the Effective Date).

            (c) dELiA*s agrees to indemnify and hold Company and its officers, directors, employees, subsidiaries, affiliates and agents harmless against and in respect of any and all Losses incurred by any of them by reason of, or arising out of (a) any liability for income and franchise taxes arising out of the inclusion of the Company and any Subsidiaries in any consolidated federal income tax return, or any consolidated, combined or unitary state or local tax return, of dELiA*s, except for any such liability as is directly attributable to the operations of the Company and any Subsidiaries, and (b) any liability or obligations of any entity, whether or not incorporated, which is or was part of a controlled group or under common control with the Company or otherwise treated as a "single employer" with the Company within the meaning of Section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") or under Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (other than the Company or any Subsidiary), with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA)

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established, maintained, sponsored or contributed to by such entity, including, but not limited to (i) liabilities for complete and partial withdrawals under any "multiemployer plan" (as defined in Section 3(37) of ERISA) pursuant to
Section 4203 or 4205 of ERISA, respectively; (ii) liabilities to the Pension Benefit Guaranty corporation (including without limitation, liabilities for premiums and terminations); (iii) liabilities under Section 4980B of the code or
Part 6 of Subtitle B of Title I of ERISA; and (iv) liabilities arising under
Section 412 of the Code or Section 302(a)(2) of ERISA.

            (d) dELiA*s agrees to indemnify and hold the Company, Newco and their officers, directors, employees, subsidiaries, affiliates and agents harmless against (i) the aggregate federal, state and local income tax liability arising from any gain on a disposition by Company, Newco or any of their subsidiaries of any of the Purchased Shares to the extent that the final determination of such aggregate income tax liability exceeds the aggregate federal, state and local income tax liability computed on the excess of the amount realized on such disposition over the amount that Newco actually paid for the Purchased Shares disposed of and (ii) any costs or expenses, including attorneys' fees, reasonably incurred in connection with income taxes subject to indemnification under clause (i) above.

      2.2 Limitations. Notwithstanding anything to the contrary contained in this Agreement neither the Company nor dELiA*s shall be entitled to indemnification pursuant to Section 2 of this Agreement with respect to any claim for indemnification unless, and only to the extent that, the aggregate of all Losses to the Indemnified Party exceeds $20,000 whereupon the Indemnifying Party shall be obligated to pay in full the aggregate amount of the Losses (including such first $20,000).

      2.3 Indemnification Procedure. All claims for indemnification by an Indemnified Party will be asserted and resolved as follows:

            (a) In the event any Third Party Claim in respect of which an Indemnified Party might seek indemnity is asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver a notice (a "Claim Notice") with reasonable promptness to the Indemnifying Party, which Claim Notice shall include the amount of Loss claimed, to the extent known. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party, and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

            (b) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings must be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or may be settled at the discretion of the Indemnifying Party; provided, however, that the Indemnifying Party shall not be permitted to effect any settlement without the written consent of the Indemnified Party unless (x) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Indemnifying Party,
(y) such settlement involves no finding or admission of any

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wrongdoing, violation or breach by any Indemnified Party of any right of any other Person or any laws, Contracts, or governmental permits, and (z) such settlement has no effect on any other claims that may be made against or liabilities of any Indemnified Party. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof (except as provided in the preceding sentence); provided, however, that the Indemnified Party may, at its sole cost and expense, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (b), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (b) and except as provided in the first sentence of this clause (b) and the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity with respect to such Third Party Claim.

            (c) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to this Section or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim (in each case in accordance with clause (b) above), or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). Subject to the immediately preceding sentence, the Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof, provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (c), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                                   3. Term

      The term of this Agreement shall begin on the date on which the Company's registration statement on Form S-1 relating to the Company's initial public offering (the "Form S-1") is declared effective by the Securities and Exchange Commission (the "Effective Date").

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                                  4. General

      4.1 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

            (i)   if to iTurf,

                  iTurf Inc.
                  435 Hudson Street
                  New York, NY  10014
                  Attention: President

            (ii)  if to dELiA*s,

                  dELiA*s Inc.
                  435 Hudson Street
                  New York, New York  10014
                  Attention: President

      4.2 Entire Agreement. This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

      4.3 Amendment of Rights. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and dELiA*s (and/or any of its permitted successors or assigns pursuant to Section 4.7); provided, however, that as long as dELiA*s has direct or beneficial ownership of 30% or more of the voting power represented by the voting securities of the Company and no other person directly or beneficially owns a greater percentage of such voting power, no amendment of a material term or waiver of a material obligation of this Agreement shall be valid unless it has been approved by a majority of the members of the board of directors of the Company who are not directors or officers of dELiA*s or the beneficial owners of five percent or more of the outstanding voting securities of dELiA*s.

      4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles of such State.

      4.5 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such

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invalidity, illegality or unenforcability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

      4.6 Third Parties. This Agreement is for the sole benefit of the parties hereto and, except as expressly provided in Section 2.1, nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

      4.7 Assignment; Successors And Assigns. This Agreement may not be assigned with out the prior written consent of the other party. Any instrument purporting to make an assignment in breach of this clause shall be void. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of dELiA*s.

      4.8 Captions. The captions and headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of this Agreement unless otherwise indicated.

      4.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

      4.10 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.


                           [SIGNATURE PAGE FOLLOWS]


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                        [SIGNATURE PAGE TO INTERCOMPANY
                          INDEMNIFICATION AGREEMENT]

            IN WITNESS WHEREOF, the parties have signed or caused this Agreement to be signed and delivered as of the date first written above.

                                    iTurf Inc.


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    dELiA*s Inc.


                                    By:_________________________________________
                                       Name:
                                       Title:



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